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                                  EXHIBIT 10.68

                Amended and Restated 1994 Stock Compensation Plan


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                          THE SPORTS CLUB COMPANY, INC.

                              AMENDED AND RESTATED
                          1994 STOCK COMPENSATION PLAN


                                    Article 1
                             GENERAL PURPOSE OF PLAN

The name of this plan is The Sports Club Company, Inc. 1994 Stock Compensation Plan (the "Plan"). The purpose of the Plan is to enable The Sports Club Company, Inc. (the "Company") to obtain and retain the services of the types of non-employee Directors who will contribute to the Company's long range success and to provide for incentives that are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.


                                    Article 2
                                   DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

        "Administrator" shall have the meaning as set forth in Article 3.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

        "Committee" means a committee of at least two Disinterested Persons appointed by the Board to administer the Plan.

        "Company" means The Sports Club Company, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

        "Director" means a member of the Board.

        "Eligible Person" means any Director of the Company that is not an employee of the Company or any subsidiary of the Company.

        "Grant Date" means November 15 of each year of the Plan.

        "Grantee" means an Eligible Person who is granted stock pursuant to the Plan.

        "Plan" means The Sports Club Company, Inc. 1994 Stock Compensation Plan, as the same may be amended or supplemented from time to time.



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        "Stock" means the Common Stock, par value $0.01 per share, of the
Company.


                                    Article 3
                                 ADMINISTRATION

        3.1 The Administrator.

                (a) Administrator. The Plan shall be administered by either (i) the Board; or (ii) such person or persons appointed by the Board (the person or group that administers the Plan is referred to as the "Administrator").

                (b) Powers in General. The Administrator shall have the power and the authority to grant stock to Eligible Persons, pursuant to the terms of the Plan.

                (c) Specific Powers. In particular, the Administrator shall have the authority: (i) to construe and interpret the Plan and apply its provisions;
(ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and (iv) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.


                                    Article 4
                              STOCK SUBJECT TO PLAN

        4.1 Subject to adjustment as provided in Article 8, the total number of shares of Stock reserved and available for issuance under the Plan shall be 50,000 shares.


                                    Article 5
                                   ELIGIBILITY

        5.1 Each Director of the Company who is an Eligible Person, shall be eligible to be granted Stock hereunder subject to limitations set forth in this Plan.


                                    Article 6
                                   STOCK GRANT

        6.1 2,000 shares of Stock shall be granted to each Eligible Person on each Grant Date.


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                                    Article 7
                            AMENDMENT AND TERMINATION

        7.1 The Board may amend, alter or discontinue the Plan, but not more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, but no amendment, alteration or discontinuation shall be made which without the approval of shareholders would:

                (a) materially increase the benefits accruing to Eligible Persons under the Plan;

                (b) materially increase the total number of shares of Stock reserved for the purposes of the Plan; or

                (c) materially modify the requirements for eligibility under the Plan.


                                    Article 8
  CHANGES IN CAPITALIZATION; SPLITS; LIQUIDATIONS, MERGERS AND REORGANIZATIONS

        8.1 Stock Splits. The aggregate shares of Stock that may be granted to Eligible Persons under the Plan may be proportionately adjusted by the Administrator for any increase or decrease in the number of issued shares of Stock of the Company resulting from a stock split, a reverse stock split, a subdivision or consolidation of shares or other similar capital adjustment, the payment of a stock dividend or any other increase or decrease in such shares effected without receipt of consideration by the Company. Any such determination by the Administrator shall be conclusive.

        8.2 Reorganization. Upon the dissolution or liquidation of the Company or upon any reorganization, merger, consolidation pursuant to which the Company does not survive (except for reincorporation of the Company in another state) or sale of all or substantially all of the assets of the Company or upon a change in composition of the Board (not approved by a majority of the Board in office at the time of such change) that results in a change of "control" of the Company (for purposes of this Section 8.2, "control" is defined in Rule 405 of the Securities and Exchange Act of 1933, as amended), the Plan shall terminate. The grant of Stock pursuant to the Plan shall not affect in any way the abilities of the Company to change or adjust its capital structure or to merge, consolidate, dissolve, liquidate or to sell or transfer all or any part of its business or assets.




                                    Article 9


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                               GENERAL PROVISIONS

        9.1 General Restrictions.

                (a) Issuance of Stock and Compliance with Securities Act. The Company may postpone the issuance and delivery of Stock to Eligible Persons until (i) the admission of such shares of Stock to listing on any stock exchange on which Stock of the Company of the same class is then listed, and (ii) the completion of such registration or other qualification of such Stock under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. Any Eligible Person shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue Stock in compliance with the provisions of the Securities Act of 1933, as amended, and any applicable state law. All Stock issued and delivered pursuant to the Plan may be subject to such restrictions, including without limitation a requirement of obtaining an opinion of counsel upon any sale, transfer, assignment or other disposition, as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws.

                (b) Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        9.2 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        9.3 Indemnification. In additional to such other rights of indemnification as they may have, and to the extent allowed by applicable law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which they or any one of them may be party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonable withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.


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                                   Article 10
                             EFFECTIVE DATE OF PLAN

        10.1 The Plan shall become effective on the date on which the Plan is adopted by the Board and approved by the shareholders.


                                   Article 11
                                  TERM OF PLAN

        11.1 No Stock shall be granted pursuant to the Plan on or after December 31, 2014.